Exhibit 23(a)





                        Consent of Independent Auditors



We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-8) pertaining to the Third Amended and Restated 1991 Stock Option Plan of Chemfab Corporation and to the incorporation by reference therein of our report dated July 29, 1997, with respect to the consolidated financial statements and schedule of Chemfab Corporation included in its Annual Report (Form 10-K) for the year ended June 30, 1997, filed with the Securities and Exchange Commission.

                                                Ernst & Young LLP



Boston, Massachusetts
February 24, 1998